Exhibit 1.01

$ 350,000,000

Public Service Company of Colorado

6.25% First Mortgage Bonds, Series No. 17 due 2037

Underwriting Agreement

August 8, 2007

BNP Paribas Securities Corp.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
  As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

Public Service Company of Colorado, a Colorado corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), $350,000,000 principal amount of its 6.25% First Mortgage Bonds, Series No. 17 due 2037 (the “Securities”).

The Securities will be issued under the Indenture, dated as of October 1, 1993, from the Company to U.S. Bank Trust National Association, as successor trustee (the “Trustee”), as heretofore supplemented and as it will be further supplemented by a Supplemental Indenture, to be dated as of August 1, 2007 establishing the Securities as a new series, such Indenture, as so supplemented and to be further supplemented, and such Supplemental Indenture being hereinafter called the “Indenture” and the “Supplemental Indenture”, respectively.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.                                       Definitions.  As used in this Agreement

(a)                                  “Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(b)                                 “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(c)                                  “Commission” means the Securities and Exchange Commission.

(d)                                 “Effective Time” means the date and time that the Registration Statement is deemed to be effective with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act.

(e)                                  “Execution Time” means the date and time this Agreement becomes effective as a binding agreement, as evidenced by the delivery by each party hereto to the other of a signed counterpart hereof.

(f)                                    “Issuer Free Writing Prospectus” has the meaning ascribed thereto in Rule 433(d) under the Securities Act.

(g)                                 “Preliminary Prospectus” means each prospectus relating to the Securities included in the Registration Statement which does not include the Rule 430B Information (other than an Issuer Free Writing Prospectus).

(h)                                 “Prospectus” means the prospectus relating to the Securities which contains the Rule 430B Information in the form first used (or made available upon the request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities.

(i)                                     “Registration Statement” means, as of any particular time, the Company’s registration statement, registration no. 333-141416, filed with the Commission under the Securities Act, including (i) any amendments thereto at such time and (ii) the exhibits and schedules thereto at such time, and as of the Effective Time, the Rule 430B Information.

(j)                                     “Rule 430B Information” means the information deemed, pursuant to Rule 430B under the Securities Act, to be a part of the Registration Statement at the Effective Time.

(k)                                  “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations of the Commission thereunder.

(l)                                     “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

(m)                               “Time of Sale” means 1:30 P.M. (Eastern time) on August 8, 2007.

(n)                                 “Time of Sale Information” means, collectively, the Preliminary Prospectus, dated August 8, 2007, and all “free-writing prospectuses” (as the singular of such term is defined in Rule 405 under the Securities Act) listed on Annex B hereto.

The foregoing definitions are subject to the following qualifications:

(a)                                  all references in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any the financial statements, schedules or other information that is “contained”, “included” or “stated” (or other words of like import) therein shall be deemed to include the information contained in  documents filed with the Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) that are incorporated, or deemed incorporated, therein by reference  pursuant to Item 12 of Form S-3 under the Securities Act, to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) under the Securities Act) and (i) in the case of references to the “Registration Statement” are filed with the Commission at or prior to the Effective Time and (ii) in the case of references to any “Preliminary Prospectus” or the “Prospectus” are filed with the Commission at or prior to the date thereof;

(b)                                 all references in this Agreement to an amendment to the Registration Statement shall be deemed to include any document filed under the Exchange Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; and

(c)                                  all references in this Agreement to an amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the Exchange Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

2.                                       Purchase of the Securities by the Underwriters.  (a)  The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.303% of the principal amount thereof plus accrued interest, if any, from August 8, 2007 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that, to the extent permitted by applicable law, the Underwriters may offer and sell Securities to or through any Affiliate of an Underwriter and that any such Affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)                                  Payment for and delivery of the Securities will be made at the offices of Dewey Ballantine LLP at 10:00 A.M., New York City time, on August 15, 2007, or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)                                 Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Securities”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Securities will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

(e)                                  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)                                  Preliminary Prospectus.  The Preliminary Prospectus, dated August 8, 2007, at the time of filing thereof, complied in all material respects with the

Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus (which information is specified in Section 8(g) hereof) or (ii) the information contained in the eleventh paragraph under the caption “Underwriting” in the prospectus supplement that is part of such Preliminary Prospectus, such information having been furnished directly by Lazard Capital Markets LLC.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(b)                                 Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and, at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information (which information is specified in Section 8(g) hereof) or (ii) the information contained in the eleventh paragraph under the caption “Underwriting” in the prospectus supplement that is part of the Preliminary Prospectus, dated August 8, 2007.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information.

(c)                                  Issuer Free Writing Prospectus.  The Company (including its agents and Representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus without the prior written approval of the Representatives, other than the documents listed on Annex B hereto.  Each Issuer Free Writing Prospectus when issued complied or will comply in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, dated August 8, 2007, such Issuer Free Writing Prospectus when issued did not, or will not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions made in any such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus (which information is specified in Section 8(g) hereof).

(d)                                 Registration Statement and Prospectus.  The Registration Statement was declared effective by the Commission on April 27, 2007.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, as of the date of the Prospectus and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto (which information is specified in Section 8(g) hereof), or (iii) the information contained in the eleventh paragraph under the caption “Underwriting” in the Registration Statement and the Prospectus, such information having been furnished directly by Lazard Capital Markets LLC.

(e)                                  Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                    Miscellaneous Matters under Federal Securities Laws.  (i)  The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(ii)                    There are no contracts or other documents, or any statutes, rules or regulations that are required to be described in the Registration Statement or the Prospectus, or filed as exhibits to the Registration Statement, which are not so described in the Registration Statement and the Time of Sale Information and/or filed as required.

(iii)                 There are no pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement or  the Prospectus that are not so described in the Registration Statement and the Time of Sale Information.

(iv)                The Preliminary Prospectus, dated August 8, 2007, and the Prospectus, as delivered to the Underwriters in connection with the offering of the Securities, was or will be identical to the copies hereof filed electronically with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T of the Commission.

(v)                   The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the Rules and Regulations of the Commission thereunder, to the extent that such rules and regulations are in effect and applicable to the Company.

(vi)                The Company has not taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(vii)             The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(g)                                 Financial Statements.  The historical consolidated financial statements and schedules of the Company and its consolidated Subsidiaries included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and comply, and at the Closing Date will comply, in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K of the Commission; the selected financial data set forth under the caption “Selected Financial Data” in the Preliminary Prospectus, dated August 8, 2007, and the Prospectus fairly present, on the basis stated in such Preliminary Prospectus and the Prospectus, the information included therein. Except as disclosed in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there are no contingent obligations which are material to the Company and its Subsidiaries taken as a whole.

(h)                                 Independent Auditors.  Deloitte & Touche LLP, which audited the financial statements and the related financial statement schedule as of and for the year ended December 31, 2006 incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, (i) is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder and (ii) is in compliance with its obligations under the Exchange Act with respect to the Company.

(i)                                     Soft Information.  The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent good faith estimates that are made on the basis of data derived from such sources.

(j)                                     No Material Adverse Change.  Except as may otherwise be reflected in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”) and (ii) the Company has not entered into any transactions which are material to the Company, other than in the ordinary course of business.

(k)                                  Organization and Good Standing.  Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and is

duly qualified to do business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(l)                                     Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Xcel Energy Inc., a Minnesota corporation; and all the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except in the case of certain ditch and water companies in which the Company owns only controlling interests and the assets and operations of which are not material in relation to the Company and its Subsidiaries taken as a whole) are owned directly or indirectly by the Company; and all shares of capital stock or other equity interests of each such Subsidiary so owned by the Company are free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m)                               No Significant Subsidiaries.  The Company has no Subsidiary which would be deemed a “significant subsidiary” of the Company under Regulation S-X of the Commission, and the Company’s Subsidiaries, considered in the aggregate as a single Subsidiary, would not be deemed such a “significant subsidiary”.

(n)                                 Underwriting Agreement.  The Company has full corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and under the Indenture.  This Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 The Indenture.  The Indenture has been duly authorized by the Company; the Indenture (excluding the Supplemental Indenture) has been duly executed and delivered by the Company and is in due and proper form; and the Indenture (excluding the Supplemental Indenture) constitutes and, at the Closing Date the Indenture will have been duly executed and delivered by the Company, will be in due and proper form and will constitute, a legal, valid and binding mortgage of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by laws and principles of equity affecting generally the enforcement of mortgagees’ and other creditors’ rights, including, without limitation, bankruptcy and insolvency laws and state laws which affect the enforcement of certain remedial provisions of the Indenture (all such laws and principles of equity being hereinafter called the “Enforceability Exceptions”); provided, however, that such state laws will not render the remedies afforded by the Indenture inadequate for the practical realization of the benefit of the security provided thereby;  and the Indenture has been duly qualified under the Trust Indenture Act.

(p)                                 The Securities.  The issuance and sale by the Company of the Securities have been duly authorized by the Company; and, at the Closing Date, the Securities will have been duly executed and delivered by the Company, and when the Securities have been duly authenticated and delivered by the Trustee and issued and delivered to the Underwriters pursuant to this Agreement against payment of the consideration therefor specified herein, the Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits and security of the Indenture ratably with all other obligations outstanding thereunder.

(q)                                 Description of Indenture and Securities.  The Indenture and the Securities will conform in all material respects to the respective descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(r)                                    Required Consents.  The issuance and sale of the Securities have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado (the “Colorado Commission”) and such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; and no further approval, authorization, consent or other order of any public board or body is legally required in connection with the transactions contemplated by this Agreement or the Indenture, except for the registration of the Securities under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(s)                                  No Conflicts.  Neither the execution and delivery of this Agreement or the Supplemental Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company, other than the lien and security interest created by the Indenture, pursuant to, (i) the charter or by-laws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the

Company or any of its properties except, in the case of clause (ii), any such conflict, default, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    Title to Property.  (i)  The Company and its Subsidiaries have good title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the businesses of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and (B) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for the lien of the Indenture on property used or to be used in the Electric Utility Business (as defined in the Indenture) and Permitted Liens (as so defined) on such property.

(ii)                    Without limiting the generality of paragraph (i) above, the Company has good title to the properties specifically or generally described or referred to in the Indenture as subject to the lien thereof (except such property as may have been sold, exchanged or otherwise disposed of), subject to no liens prior to the lien of the Indenture other than Permitted Liens.

(u)                                 Lien of Indenture.  The Indenture (excluding the Supplemental Indenture) constitutes, and at the Closing Date, the Indenture will constitute, a mortgage lien on and security interest in the properties specifically or generally described or referred to therein as subject to the lien thereof (except such properties as may have been sold, exchanged or otherwise disposed of or released from the lien thereof in accordance with the terms thereof), subject to no liens prior to the lien of the Indenture other than Permitted Liens; the Indenture (excluding the Supplemental Indenture) by its terms effectively subjects, and, at and after the Closing Date, the Indenture by its terms will effectively subject, to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Indenture) acquired by the Company after the date of execution and delivery of the Indenture and used or to be used in or in connection with the Electric Utility Business, subject to Permitted Liens, any lien thereon existing at the time of such acquisition and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article Thirteen of the Indenture and to certain possible claims of a trustee in bankruptcy and possible claims and taxes of the federal government; and, at the Closing Date, the Indenture will have been duly recorded or filed for recordation as a mortgage of real estate, and any required filings with respect to personal property and fixtures subject to the lien of the Indenture will have been duly made, in each place in which such recording or filing is required to protect, preserve and perfect the lien of the Indenture, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements and similar documents and the issuance of the Securities will have been paid.

(v)                                 Licenses and Permits.  The franchises held by the Company, together with the applicable certificates of convenience and necessity issued by the Colorado Commission, give the Company all necessary authority for the maintenance and operation of its properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character.

(w)                               No Violation or Default.  The Company is not (i) in violation of any provision of its charter or bylaws, (ii) in default under the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (and no event has occurred that, with notice or lapse of time or both, would constitute such a default) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the case of clause (ii) or (iii), any such violation or default which would not, individually or in the aggregate, (x) have a Material Adverse Effect or (y) impair the validity of the Securities.

(x)                                   Internal Controls.  (i)  the Company has devised and established and maintains the following, among other, internal controls (without duplication):

(A)                              a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act;
(B)                                “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act; and
(C)                                “internal control over financing reporting” (as such term is defined in Rule 13a-15(f) under the 1934 Act (the internal controls referred to in clauses (A) and (B) above and this clause (C) being hereinafter called, collectively, the “Internal Controls”);

(ii)                                  the Internal Controls are evaluated by the Company’s senior management periodically as appropriate and, in any event, as required by law; and

(iii)                               based on the most recent evaluations of the Internal Controls,

(A)                              the Internal Controls are, individually and in the aggregate, effective in all material respects to perform the functions for which they were established; and
(B)                                all material weaknesses, if any, and significant deficiencies, if any, in the design or operation of the Internal Controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls have been disclosed to the Company’s independent auditors and the audit committee of the Company’s board directors.

(y)                                 Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(z)                                   Environmental Laws.  Except as set forth in, or incorporated by reference in, the Registration Statement, the Time of Sale Information and the Prospectus, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits, licenses or approvals, and (iv) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or any such liability would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)                            Compliance With ERISA.  With respect to each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) which the Company or any other organization that together with the Company is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) (an “ERISA Affiliate”), has at any time sponsored, maintained, contributed to or been obligated to contribute to (a “Plan”): (i) the Company and each ERISA Affiliate have administered and operated each Plan sponsored or maintained by the Company or an ERISA Affiliate in compliance with ERISA, the Code and other applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a material liability to the Company or ERISA Affiliate; (ii) each Plan sponsored or maintained by the Company or an ERISA Affiliate intended to qualify under Section 401(a) of the Code so qualifies and to the Company’s knowledge nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification of any such Plan; (iii) neither the Company nor any ERISA Affiliate has incurred, and to the Company’s knowledge no event, transaction or condition has occurred or exists under which the Company or any ERISA Affiliate could reasonably expect to incur, any material liability or the imposition of any lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or Title IV of ERISA (other than routine claims for benefits) or applicable penalty or excise provisions of the Code; (iv) there has been no reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan subject to Title IV of ERISA that is sponsored or maintained by the Company or an ERISA Affiliate for which the 30-day reporting requirement has not been waived which could reasonably be expected to result in a material liability under Title IV of ERISA to the Company or an ERISA Affiliate; (v) no accumulated funding deficiency (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan subject to Title IV of ERISA that is sponsored or maintained by the Company; and (vi) neither the Company nor any ERISA Affiliate has incurred, and to the Company’s knowledge no event, transaction or condition has occurred or exists under which the Company or any ERISA Affiliate could reasonably expect to incur, any material liability with respect to termination of, or withdrawal from, any Plan subject to Title IV of ERISA.

4.                                       Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                  Required Filings.  The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus (including the pricing term sheet in the form of Annex C hereto (the “Term Sheet”) to the extent required by Rule 433 under the Securities Act; the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the remainder of the Prospectus Delivery Period (as hereinafter defined); and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, with two Business Days after the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements; Issuer Free Writing Prospectuses.  During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus relating to the Securities, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of such proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)                                 Notice to the Representatives.  During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the

Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)                                    Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law

(g)                                 Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and

Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)                                     Clear Market.  During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a term of more than one year.

(j)                                     Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Preliminary Prospectus, dated August 8, 2007, and the Prospectus under the heading “Use of Proceeds”.

(k)                                  No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)                                     Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.                                       Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                                  it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act, other than (i) a free writing prospectus that (assuming no use thereof or reference thereto by the Company) would not trigger an obligation on the part of the Company to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.  Anything herein to the contrary notwithstanding, the Underwriters may use the Term Sheet without the consent of the Company;

(b)                                 it will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 under the Securities Act, copies of each free writing prospectus used or referred to by it, in accordance with Rule 433; and

(c)                                  it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated).

6.                                       Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                  Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct as of the Execution Time, as of the Time of Sale and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)                                  No Downgrade.  Subsequent to the earlier of (i) the Time of Sale and (ii) the Execution Time, (A) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  Subsequent to the earlier of the Time of Sale and the Execution Time, there shall not have occurred any Material Adverse Change which is not described in the Time of Sale Information (excluding any amendment or supplement thereto filed subsequent to such earlier time) and the Prospectus (excluding any amendment or supplement thereto filed subsequent to such earlier time).

(e)                                  Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of the President or any Vice President of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct, (iii) confirming that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iv) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                                    Comfort Letters.  On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date.

(g)                                 Opinions of Counsel for the Company.  The Representatives shall have received opinions of (i) Jones Day, counsel for the Company, in the  form of Annex A(1) hereto, which form includes a “10b-5 statement”, (ii) LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Company, in the form of Annex A(2) hereto, (iii) Paula M. Connelly, Esq., Assistant General Counsel of Xcel Energy Services Inc., in the form of Annex A(3) hereto and (iv) Riley Carlock & Applewhite, in the form of Annex A(4) hereto, in each case dated the Closing Date, addressed to the Underwriters and otherwise reasonably satisfactory to the Representatives.

(h)                                 Opinion of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion, including a “10b-5 statement” of Dewey Ballantine LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)                                     No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)                                     Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the existence and good standing of the Company in the State of Colorado, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)                                  Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                       Conditions of Company’s Obligations.  The obligation of the Company to sell and deliver the Securities on the Closing Date is subject to the following conditions:

(a)                                  on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened; and

(b)                                 on the Closing Date, the order of the Colorado Commission authorizing and approving the issuance and sale of the Securities shall be in full force and effect.

8.                                       Indemnification and Contribution.

(a)                                  Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information, any “issuer information” filed or required to be filed pursuant to Rule 433(d) or the Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (x) any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein (which information is specified in Section 8(g) hereof); or (y) the information contained in the eleventh paragraph under the caption “Underwriting” in the prospectus supplement that is part of the Preliminary Prospectus, dated August 8, 2007, and in the Prospectus, such information having been furnished directly by Lazard Capital Markets LLC; provided, however, that the foregoing indemnity agreement with respect to the Time of Sale Information, shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any Affiliate, director or officer of such Underwriter, or any person controlling such Underwriter where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Time of Sale the Company shall have notified such Underwriter that a part of the Time of Sale Information contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading (except that such notification shall not be required with respect to the omission of the Rule 430B Information), (ii) such untrue statement or omission of a material fact was corrected in a subsequent part of the Time of Sale Information and such subsequent part was provided to such Underwriter far enough in advance of the Time of Sale so that such subsequent part could have been provided to such person prior to the Time of Sale, (iii) the Underwriter did not send or give such subsequent part to such person at or prior to the time of sale of Securities to such person and (iv) such loss, claim, damage or liability would not have occurred had the Underwriter delivered such  subsequent part to such person as provided for in clause (iii) above.

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus (or any amendment or supplement thereto) (which information is specified in Section 8(g) hereof).

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, however, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its Affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying

Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                    Non-Exclusive Remedies.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)                                 Information Provided By Underwriters.  The Underwriters severally confirm and the Company acknowledges that, for all purposes of this Agreement, the statements with respect to the offering of the Securities by the Underwriters set forth in the third, sixth (other than the last two sentences thereof) and seventh paragraphs under the caption “Underwriting” in the prospectus supplement that is a part of the Preliminary Prospectus, dated August 8, 2007, and the prospectus supplement that is a part of the Prospectus constitute the only information furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

9.                                       Effectiveness of Agreement.  This Agreement shall become effective upon the delivery by each party hereto to the other of a counterpart hereof executed by such party.

10.                                 Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the Execution Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities clearance services shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change or disruption in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

11.                                 Defaulting Underwriter.  (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except as set forth in Section 14.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.                                 Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto); (iii) the costs of reproducing and distributing each such document and the Supplemental Indenture; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)                                 If (i) this Agreement is terminated by the Representatives pursuant to Section 10, (ii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than as contemplated in Section 12(c)) or (iii) the Company for any other reason does not tender the Securities for delivery to the Underwriters, whether or not such non-delivery is permitted by this Agreement (but not if such non-delivery is the result of a default by any of the Underwriters), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the Affiliates of each Underwriter referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.                                 Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive whether or not the Securities are delivered and paid for as contemplated herein and shall remain in full force and effect, regardless of any termination or other non-performance of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

15.                                 Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives, acting jointly, or by J.P. Morgan Securities Inc., acting alone, in either case on behalf of all the Underwriters, and any such action taken by the Representatives or J.P. Morgan Securities Inc. shall be binding upon all the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives as follows:  BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019 (fax:  212-841-3930), Attention:  Tim McCann; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629 (fax:  212-325-4296), Attention:  IBD Legal; and J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-834-6081), Attention:  High Grade Syndicate Desk – 8th Floor.  Notices to the Company shall be given to it at 414 Nicollet Mall, Minneapolis, Minnesota 55402 (fax:  612-215-5311); Attention:  Vice President and Treasurer.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                    Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PUBLIC SERVICE COMPANY
OF COLORADO

By	/s/ George E. Tyson II
Title:

Accepted: August 8, 2007

BNP PARIBAS SECURITIES CORP.

By	/s/ Paul Lange
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Gavin Wolfe
Authorized Signatory

J.P. MORGAN SECURITIES INC.

By	/s/ Robert Bottamedi
Authorized Signatory

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

Schedule 1

Underwriter	Principal Amount

BNP Paribas Securities Corp.	$105,000,000
Credit Suisse Securities (USA) LLC	105,000,000
J.P. Morgan Securities Inc.	105,000,000
Mitsubishi UFJ Securities (USA), Inc.	17,500,000
Scotia Capital (USA) Inc.	17,500,000

Total	$350,000,000

ANNEX A(1)

[Form of Opinion and “10b-5 Statement” of Jones Day]

ANNEX A(2)

[Form of Opinion of LeBoeuf, Lamb, Greene & MacRae LLP]

ANNEX A(3)

[Form of Opinion of Paula M. Connelly, Esq.]

ANNEX A(4)

[Form of Opinion of Riley Carlock & Applewhite]

ANNEX B

Issuer Free-Writing Prospectuses
Included in
Time of Sale Information

Term Sheet, as set forth on Annex C

ANNEX C

Filed Pursuant to Rule 433

Registration No. 333-141416

August 8, 2007

Public Service Company of Colorado
6.25% First Mortgage Bonds, Series No. 17 due 2037

Term Sheet

Issuer:	Public Service Company of Colorado
Security Offered:	First Mortgage Bonds
Total Principal Amount:	$350,000,000
Pricing Date:	August 8, 2007
Maturity:	September 1, 2037
Coupon:	6.25%
Initial Public Offering Price:	99.178%
Yield to maturity:	6.311%
Benchmark Treasury:	4.500% due February 15, 2036
Benchmark Treasury Price and Yield:	92-09 / 5.011%
Re-Offer Spread to Benchmark Treasury:	130 basis points
Interest Payment Dates:	March 1 and September 1, commencing March 1, 2008
Redemption Provisions:
Make-whole call	At any time at a discount rate of Treasury plus 25 basis points
Settlement:	T+5; August 15, 2007
Ratings*(Moody’s/S&P/Fitch):	A3 (Stable) / A- (Stable) / A (Stable)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll free at 1-800-854-5674; Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037; or J.P. Morgan Securities Inc. collect at 212-834-4533.

*    A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating.  A securities rating is subject to revision or withdrawal at any time by the rating organization that assigned it.